Exhibit 99.1

February 2021 Fourth Quarter 2020 Investor Presentation (NASDAQ: AFIN)

American Finance Trust, Inc. Q4 2020 COMPANY HIGHLIGHTS Service - Oriented Retail Focus AFIN’s portfolio consists of 71% Service Retail or Experiential Retail tenants that are more resistant to e - commerce vs. Traditional Retail (1) High Portfolio Occupancy 94% portfolio Occupancy (1) supported by a balance of long - term net lease Service Retail (1) single - tenant assets and retail centers focused on Experiential Retail (1) tenants High - Quality Portfolio 70% of AFIN’s top 20 tenants are actual or implied Investment Grade (1) rated Strong Balance Sheet Liquidity (1) of $229 million, Net Leverage (1) of 40.2% and a weighted average debt maturity of 4.8 years Robust Acquisition Program Closed on $218 million of acquisitions in 2020 (2) with 1.3% weighted average annual Rent Escalators (1) Substantial Rent Collection AFIN received 96% of fourth quarter Cash Rent (1) due, including nearly 100% of the Cash Rent due from AFIN’s top 20 tenants (3) 1) See Definitions in the appendix for a full description. 2) See slide 8 for additional information. 3) See slides 5 and 7 for additional information. 2

BEST-IN-CLASS PORTFOLIO

American Finance Trust
The Necessity Retail REIT

$4.0 billion net lease portfolio featuring contractually embedded rental income growth from mostly Investment Grade rated tenants

Portfolio Metrics	Q4 2020	Q4 2019
Real Estate Investments, at cost	$4.0 billion	$3.8 billion
Number of Properties	920	819
Square Feet (SF)	19.3 million	18.5 million
Annualized Straight Line Rent[1] (SLR)	$280 million	$267 million
Occupancy (%)	93.9%	94.6%
Executed Occupancy[1] (%)	94.1%	95.0%
Weighted Average Remaining Lease Term[1]	8.8 Years	8.8 Years
Weighted Average Annual Rent Escalator	1.3%	1.3%

Annualized Straight-Line Rent by Industry



Q4'20
$280 million
50%
10%
10%
30%
Q4'19
$267 million
46%
11%
10%
33%
Single-Tenant Retail
Distribution
Office
Multi-Tenant Retail

Investment Grade % *(Top 20 Tenants)*[2]



Q4'20
70%
30%
Q4'19
85%
15%
Investment Grade
Non-Investment Grade

1) See Definitions in the appendix for a full description.
2) Based on annualized straight-line rent as of the respective quarter end. For Q4 2020, ratings information as of December 31, 2020. AFIN's top 20 tenants were 61% actual Investment Grade rated and 9% implied Investment Grade. For Q4 2019, ratings infomation is as of December 31, 2019. AFIN's top 20 tenants were 54% actual investment grade rated and 31% implied investment grade.

American Finance Trust, Inc. 3

American
Finance Trust
The Necessity Retail REIT

QUARTERLY HIGHLIGHTS – Q4 2020


amazon

Substantial Rent Collection[1]

- AFIN's balance of mostly Investment Grade rated tenants continues to result in substantial quarterly rent collection with 96% of fourth quarter Cash Rent collected.
- Collected nearly 100% of fourth quarter Cash Rent due from our top 20 tenants.
- Collected 99% of fourth quarter Cash Rent due from our single-tenant portfolio.
- Continued rent collection success into 2021 with 97% of January Cash Rent collected.



Strong Balance Sheet

- AFIN continues to focus on maintaining ample Liquidity[2] of $229 million and prudent leverage throughout COVID-19 pandemic.
- Year over year, the Company's weighted average debt maturity improved from 3.8 to 4.8 years[3] while its weighted average interest rate decreased from 4.3% to 3.8%.
- $1 million decrease in Q4'20 interest expense supported by lower effective interest rates on the $715 million CMBS and $125 million Sanofi refinancings completed in Q3'20.



Robust Acquisition Program[4]

- In the fourth quarter, AFIN acquired 35 single-tenant properties for $61 million at a 9.2% weighted average Cap Rate[2].
- Total 2020 closed acquisitions of $218 million with a weighted average Cash Cap Rate[2] of 7.9% and a weighted average Cap Rate of 8.6%.
- 2021 acquisition pipeline of $39 million to be acquired at a 8.8% weighted average Cap Rate.



Enhanced Leasing Activity[5]

- Advisor added two dedicated multi-tenant asset managers who will focus on multi-tenant leasing and asset management.
- Multi-tenant Executed Occupancy and Leasing Pipeline to increase Occupancy from 84.7% to 88.2% once rent commences and tenants take possession of space in 1H'21 and Q3'21.
- Net Leasing Pipeline of six new leases totaling 215,000 square feet is expected to add $1.6 million of annual rent.
- In discussions with a Fortune 100 tenant to take occupancy of approximately 35,000 SF at an AFIN power center.

AFIN's portfolio of mostly Investment Grade rated tenants continues to support substantial quarterly Cash Rent collection while focusing on portfolio growth of high-quality Necessity-Based[4] real estate assets

1) As of February 15, 2021. Refer to slides 5 and 7 for additional information.
2) See Definitions in the appendix for a full description.
3) Refer to slide 16 for additional information.
4) Refer to slide 8 for additional information.
5) Refer to slide 14 for additional information.

American Finance Trust, Inc. 4

Q4 CASH RENT COLLECTION SUMMARY

American Finance Trust
The Necessity Retail REIT

Cash Rent collection rates continue to increase as Approved Agreements end and tenants resume paying full original Cash Rent and are supported by an improved operating environment

Fourth Quarter Cash Rent Collection



96% Rent Collected
2%
1%
1%
Cash Rent Collected
Approved Agreement
Agreement Negotiation
Other

Fourth Quarter Cash Rent Status	Single Tenant	Multi Tenant	Total Portfolio
Fourth Quarter Cash Rent Collected	**99%**	**88%**	**96%**
Approved Agreement[1]	0%	9%	2%
Agreement Negotiation[2]	0%	2%	1%
Other[3]	1%	1%	1%
Total	**100%**	**100%**	**100%**

Increasing Portfolio Cash Rent Collection



87%
93%
96%
97%
Q2'2020
Q3'2020
Q4'2020
January 2021

Note: Collection data as of February 15, 2021, includes both Cash Rent paid in full and in part pursuant to an Approved Agreement or otherwise. Excludes Cash Rent paid or Approved Agreements approved after February 15, 2021 that would apply to fourth quarter or prior quarters' Cash Rent. With respect to fourth quarter Cash Rent as compared to data previously reported on January 7, 2021, the amount of fourth quarter Cash Rent increased as a result of additional payments of fourth quarter Cash Rent. This information may not be indicative of any future period and remains subject to changes based ongoing collection efforts and negotiations. The impact of the COVID-19 pandemic on our rental revenue for the first quarter of 2021 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

1) Approved Agreements include Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of Cash Rent due. The most common arrangements represent deferral of some or all of the rent due for the second or third quarter of 2020 with such amounts paid or to be paid in the latter part of 2020 or early part of 2021. The rent credit is generally coupled with an extension of the lease. As of February 15, 2021, we granted rent credits with respect to 4% of second quarter and 2% of third quarter and less than 1% of fourth quarter Cash Rent due. The terms of the lease amendments providing for rent credits differ by tenant in terms of the length and amount of the credit. A "Deferral Agreement" is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due.
2) Represents active tenant discussions where no Approved Agreement has yet been reached. There can be no assurance that we will be able to enter into an Approved Agreement on favorable terms, or at all.
3) Consists of tenants who have not paid Cash Rent in full and there is not an Approved Agreement. There can be no assurance that such Cash Rent will be collected.

American Finance Trust, Inc. 5

American Finance Trust
The Necessity Retail REIT

CASH RENT COLLECTION SUMMARY (CONT.)

AFIN's proactive response to the COVID-19 pandemic has resulted in significant Cash Rent collection and creative long-term portfolio enhancements

Cash Rent Collection Highlights

- AFIN's diligently constructed best-in-class portfolio continues to resiliently perform throughout the COVID-19 pandemic
- AFIN collected nearly 100% of the Cash Rent due from the Company's office and distribution portfolios and over 95% from the retail portfolio
- Approved Agreements related to original Cash Rent due in 2021 represent only 0.5% of expected Q1'21 Cash Rent and on average provide a rent deferral or credit for three months during 2021 with repayment during 2021
- AFIN has completed accretive long-term lease extensions with 24 tenants in exchange for a short-term deferral or rent credit:
  - Approved Agreements with a lease extension are expected to result in a $46.5 million increase in Cash Rent in exchange for a short-term deferral or rent credit of $2.7 million
  - Lease extensions on average provided five months of rent relief in exchange for an additional 36 months of lease term

Approved Agreements with a Lease Extension

Weighted Avg. Deferral or Rent Credit[1]	5 months
Weighted Avg. Lease Extension[1]	36 months
New, Long-Term Cash Rent from Extensions	$46.5 million
Short-Term Deferral or Rent Credit	($2.7) million
New Long-Term Increase in Cash Rent, Net	**$43.8 million**

Original Cash Rent Collection Compared to Pre COVID-19 Baseline

(No modification to original cash rent expected)


99% Collected
87% Collected
93% Collected
96% Collected
100%
80%
60%
40%
20%
0%
Q1'2020
COVID-19
Q2'2020
Q3'2020
Q4'2020
Original Cash Rent Received
Outstanding Original Cash Rent

1) Weighted based on fourth quarter Cash Rent as of December 31, 2020.

American Finance Trust, Inc. 6

Q4'20 CASH RENT COLLECTION - TOP 20 TENANTS

American Finance Trust
The Necessity Retail REIT

AFIN received nearly 100% of fourth quarter Cash Rent due from the Company's top 20 tenants[(1)], representing 56% of fourth quarter Cash Rent due

Tenant	Credit Rating[(2)]	Percentage of Q4'20 Cash Rent Received[(1)]	Percentage of Q4'20 Cash Rent Due	Industry
Truist Bank	A2	100%	6%	Retail Banking
Sanofi US	A1	100%	6%	Pharmaceuticals
AmeriCold	Baa3	100%	5%	Refrigerated Warehousing
Fresenius	Baa3	100%	4%	Healthcare
Mountain Express Oil Co.	Ba1*	100%	4%	Gas/Convenience
Stop & Shop	Baa1*	100%	3%	Grocery
Bob Evans	Ba1*	99%[(3)]	3%	Full-Service Restaurant
Home Depot	A2	100%	3%	Home Improvement
Dollar General	Baa2	100%	2%	Discount Retail
Lowes	Baa1	100%	2%	Home Improvement
United Health	A3	100%	2%	Healthcare
FedEx Ground	Baa2*	100%	2%	Freight
IMTAA	Ba3*	100%	2%	Gas/Convenience
Burger King	n.a.	100%	2%	Quick Service Restaurant
DaVita Inc.	Ba2	100%	2%	Healthcare
Best Buy	Baa1	100%	2%	Wireless / Electronics
Walgreen Co.	Baa2	100%	2%	Pharmacy
Kohl's Corporation	Baa2	100%	1%	Department Store
O'Charley's	n.a.	100%	1%	Full-Service Restaurant
Pizza Hut	Ba1*	100%	1%	Quick Service Restaurant
Top 20 Tenants	**73% IG Rated[(2)]**	**99%**	**56%**	

*Represents Moody's Implied Rating

AFIN's best-in-class portfolio features a high percentage of Necessity-Based retail tenants

1) Based on fourth quarter Cash Rent as of February 15, 2021. Excludes Cash Rent or Approved Agreements approved after February 15, 2021 that would apply to fourth quarter Cash Rent.
2) Ratings information as of December 31, 2020. AFIN's top 20 tenants are 64% actual Investment Grade rated and 9% implied Investment Grade.
3) As agreed upon in the Approved Agreement with the tenant.

American Finance Trust, Inc. 7

American Finance Trust
The Necessity Retail REIT

ACQUISITION ACTIVITY

In 2020, AFIN closed on 107 single-tenant assets for $218 million at a 8.6% weighted average Cap Rate and has a $39 million 2021 forward pipeline to be acquired at a 8.8% weighted average Cap Rate

($ in millions, square feet in thousands, lease term remaining in years)

Closed Transactions	Property Type	Number of Properties	Square Feet	Purchase Price[3]	Wgt. Avg. Cap Rate[1]	Lease Term Remaining[4]	Closed
Advanced Auto	Traditional Retail	1	7	$1.5		9.5	Q1'20
IMTAA (Gas & Convenience)	Service Retail	1	3	$3.8		19.3	Q1'20
DaVita	Service Retail	1	7	$2.6		9.6	Q1'20
Pizza Hut	Service Retail	2	5	$1.2		20.0	Q1'20
American Car Center	Traditional Retail	16	179	$40.9		20.0	Q1'20
BJ's Wholesale Club	Traditional Retail	1	110	$11.2		10.6	Q1'20
Mammoth Car Wash	Service Retail	9	56	$28.8		20.0	Q1'20
Mammoth Car Wash	Service Retail	2	22	$10.6		20.0	Q2'20
DaVita	Service Retail	1	10	$1.6		11.2	Q2'20
GPM (Gas & Convenience)	Service Retail	32	107	$32.5		15.8	Q3'20
IMTAA (Gas & Convenience)	Service Retail	6	34	$22.3		15.0	Q3'20
Fresenius	Service Retail	6	46	$15.8		10.0	Q4'20
IMTAA (Gas & Convenience)	Service Retail	4	21	$11.4		15.0	Q4'20
Kamla Kaur	Service Retail	10	41	$11.2		20.0	Q4'20
Dialysis 16-Pack	Service Retail	15	128	$23.0		4.8	Q4'20
2020: Total Closed		**107**	**776**	**$218.3**	**8.6%**	**14.3**	

Pipeline[2]	Property Type	Number of Properties	Square Feet	Purchase Price[3]	Wgt. Avg. Cap Rate[1]	Lease Term Remaining[4]	Status
Dialysis 16-Pack	Service Retail	1	12	$1.7		4.6	Signed PSA
Advance Auto	Traditional Retail	2	14	$2.5		6.4	Signed PSA
National Convenience Distributors	Traditional Retail	5	381	$34.4		20.0	Signed LOI
Total Q1'21 Pipeline		**8**	**407**	**$38.6**	**8.8%**	**19.1**	

2020: Total Closed + 2021 Pipeline		**115**	**1,183**	**$256.9**	**8.7%[1]**	**15.9**	

1) Weighted average based on square feet. See Definitions in the appendix for a full description.
2) Includes pipeline as of January 31, 2021. Pipeline excludes the potential $2 million acquisition of a parcel adjacent to one of our multi-tenant assets. PSAs are subject to conditions and LOIs are non-binding. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.
3) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP.
4) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions and estimated acquisition date for pipeline.

American Finance Trust, Inc. 8

American Finance Trust, Inc. AFIN continues to enhance its portfolio of high - quality assets by opportunistically acquiring service - oriented retail properties with long - term net leases Note: Data reflects closed dispositions and acquisitions during the period from January 1, 2017 through December 31, 2020 excluding the multi - tenant properties acquired in the American Realty Capital Retail Centers of America, Inc. merger in February 2017 . All data weighted by annualized straight - line rent as of December 31, 2020 . 1) Weighted average lease term remaining based on disposition date for dispositions and acquisition date for acquisitions. 9 Metrics Dispositions Acquisitions Number of Properties 96 530 Wgt . Avg. Remaining Lease Term (1) 6 Years 16 Years Service Retail 21% 81% Traditional Retail 1% 16% Distribution 33% 2% Office 45% 1% 2017 Through Q4 2020 Transaction Summary Wgt. Average Lease Term Remaining (1) Service Retail Acquisition Focus Acquired Properties Increasing Service Retail Concentration Increasing Lease Duration 6 Years 16 Years 2017 Through Q4 2020 Dispositions 2017 Through Q4 2020 Acquisitions ACQUISITION & STRATEGIC DISPOSITION PROGRAM 19% 81% Non-Service Retail Service Retail

SINGLE-TENANT PORTFOLIO

American Finance Trust
The Necessity Retail REIT

Service-oriented retail focused portfolio featuring long-term net leases and embedded rental income growth from mostly Investment Grade rated tenants

Portfolio Metrics	Q4 2020	Q4 2019
Real Estate Investments, at cost	$2.6 billion	$2.3 billion
Number of Properties	887	786
Total Square Feet (SF)	12.0 million	11.3 million
Annualized Straight-Line Rent (SLR)	$197 million	$179 million
Occupancy (%)	99.4%	99.3%
Weighted Average Remaining Lease Term	10.5 Years	10.8 Years
Investment Grade[2] (%)	62%	82%
Weighted Average Annual Rent Escalator	1.3%	1.3%

Single-Tenant Property and Tenant Type[1]

Retail	Service Retail	Gas/Convenience	14%	60%
		Retail Banking	10%	
		Healthcare	10%	
		Quick-Service Restaurant	8%	
		Grocery	5%	
		Fast Casual	5%	
		Auto Services	3%	
		Full-Service Restaurant	3%	
		Pharmacy	2%	
	Traditional Retail	Discount Retail	4%	12%
		Auto Retail	3%	
		Home Improvement	2%	
		Specialty Retail	1%	
		Furniture	1%	
		Other	1%	
Distribution				15%
Office				13%

Geographic Exposure



1) Based on annualized straight-line rent.
2) Based on annualized straight-line for the respective quarter end. AFIN's Q4 2020 single-tenant portfolio tenants were 50% actual and 12% implied Investment Grade rated. For Q4 2019, AFIN's single-tenant portfolio tenants were 46% actual and 36% implied Investment Grade Rated. Weighted by annualized straight-line rent as of December 31, 2020 and December 31, 2019, respectively.

American Finance Trust, Inc. 10

ATTRACTIVE SINGLE-TENANT PORTFOLIO

American Finance Trust
The Necessity Retail REIT

Higher percentage of Investment Grade, service-oriented retail tenants compared to peers

Single-Tenant Highlights

- ✓ Single-tenant portfolio mostly leased to actual or implied Investment Grade rated tenants, supporting AFIN's high Cash Rent collection rates throughout the COVID-19 pandemic
- ✓ AFIN's single-tenant portfolio features minimal near-term lease expirations, with 86% of leases expiring after 2025
- ✓ 83% of AFIN's single-tenant portfolio is leased to Service Retail properties that we believe to be Necessity-Based in nature and more resistant to e-commerce

% Investment Grade Tenants[1][2] *(Single-Tenant)*


62%
49%
38%
24%
18%
n.a.
n.a.
American Finance Trust
REALTY INCOME
VEREIT
SPIRIT
STORE capital

% of Rent Expiring through 2025[1] *(Single-Tenant)*


4%
5%
14%
22%
22%
29%
35%
STORE capital
American Finance Trust
SPIRIT
VEREIT
REALTY INCOME

Service as % of Retail Exposure[1][3] *(Single-Tenant)*


97%
83%
77%
72%
58%
55%
48%
American Finance Trust
STORE capital
REALTY INCOME
SPIRIT
VEREIT

Source: Company filings, Green Street Advisors.

Note: Company metrics as of December 31, 2020. Peer metrics as of the last reporting period of September 30, 2020 unless otherwise noted. See definitions in the appendix for a full description.

1) Base on annualized straight-line rent.
2) AFIN's single-tenant portfolio is comprised of 50% actual Investment Grade rated and 12% implied Investment Grade rated tenants. Peers report tenants with actual Investment Grade ratings. STORE Capital and Essential Properties do not disclose tenant credit ratings. National Retail Properties as of December 31, 2019.
3) Peer metrics, except for Essential Properties, are as of December 31, 2019. Essential Properties metrics are as of September 30, 2020. Peers may define service retail differently than AFIN.

American Finance Trust, Inc. 11

PROACTIVE ASSET MANAGEMENT CASE STUDY

American Finance Trust
The Necessity Retail REIT

AFIN identified and proactively replaced an underperforming C-Store operator by leveraging the Company's vast network and industry expertise

Active Portfolio Management Leads to the Negotiation[1] of All Outstanding Rent and Replacement of an Underperforming C-Store Operator:

In Q1'20 White Oak Stations, a former C-Store operator of 19 AFIN properties, was significantly underperforming and wasn't paying contractual rent due. Management's active asset management strategy identified the issue early and provided ample time to develop a valuable solution

- ✓ Management engaged counsel and simultaneously leveraged its vast network of C-Store operators to find a replacement operator
- ✓ In Q3'20, AFIN negotiated for White Oak Stations to pay AFIN the past due rent over time and surrender all 19 properties back to AFIN
  - o AFIN then leased all 19 properties to two new operators on a 20-year net lease structure along with White Oak Stations' surrender
- ✓ All 19 properties are 100% current on rent under the new operators

The resolution with White Oak Stations avoided a potentially lengthy process and allowed asset management to simultaneously lease the properties to two rent-paying operators for 20 years

	Prior Tenant *(as of lease termination on September 21, 2020)*		New Tenants *(As of December 31, 2020)*
Brands	Kum&Go	***Brand Recognition***	Phillips 66 + bp
Tenants	White Oak Stations		Imperial Reliance / HIFZA Trading
Situation	Default & Not-Rent Paying	***New operationally strong tenant***	Rent-Paying
Rent Status	Past Due	***Negotiated repayment of past due rent and received 100% of new rent***	Current
Number of Properties	19	***No change***	19
Remaining Lease Term	17 Years	***New 20-year master lease***	20 Years
Total Straight-Line Rent	$34.0 million	***$1 million increase in total SLR through additional lease term***	$35.0 million
Annual Rent Escalator	2%	***New lease features 3% annual rent increases***	3%

1) AFIN received a judgment for $1.3 million for past due rent. As of December 31, 2020, AFIN received $0.8 million of the judgement amount and the remaining $0.5 million remains outstanding.

American Finance Trust, Inc. 12

American Finance Trust, Inc. MULTI - TENANT PORTFOLIO Diversified multi - tenant portfolio with substantial leasing upside and robust rent collection Portfolio Metrics Q4 2020 Q4 2019 Real Estate Investments, at cost $1.4 billion $1.5 billion Number of Properties 33 33 Total Square Feet (SF) 7.2 million 7.2 million Annualized Straight Line Rent (SLR) $83 million $89 million Occupancy (%) 84.7% 87.1% Executed Occupancy (%) 85.2% 88.3% Weighted Average Remaining Lease Term 4.7 Years 4.9 Years Weighted Average Annual Rent Escalator 1.1% 1.3% Multi - Tenant Property / Tenant Type (1) Experiential / E - Commerce Defensive Entertainment 10% 50% Discount Retail 9% Full - Service Restaurant 8% Salon / Beauty 6% Grocery 4% Fast Casual 4% Healthcare 3% Other 6% Other Traditional Retail Specialty Retail 14% 50% Apparel Retail 8% Wireless / Electronics 6% Department Store 5% Sporting Goods / Fitness 5% Home Furnishing Retail 4% Pet Supplies 4% Other 4% Geographic Exposure 13 1) Base on annualized straight - line rent as of December 31, 2020.

6,068 6,068 34 215 6,068 6,317 84.7% 88.2% 79.0% 80.0% 81.0% 82.0% 83.0% 84.0% 85.0% 86.0% 87.0% 88.0% 5,850 5,950 6,050 6,150 6,250 6,350 6,450 Q4'20 Occupancy Q4'20 Executed Occupancy + Leasing Pipeline Q4'20 Occupancy Q4'20 Executed Occupancy Q4'20 Leasing Pipeline Occupancy % American Finance Trust, Inc. 14 MULTI - TENANT LEASING ACTIVITY 1) Data as of January 31, 2021, excluding Q4’2020 Occupancy. See definitions in appendix for a full description. 2) Anchor leases are spaces with 10,000 or more square feet. Occupancy Statistics Leased SF (thousands) % Leased Q4 2020: Occupancy 6,068 84.7% Q4 2020: Executed Occupancy (1) 34 85.2% Leasing Pipeline (1) : Fully Executed Leases & Executed LOIs , Net of Terminations 215 Total 6,317 88.2% Occupied Square Feet Grows from 6,068k to 6,317k (Square feet in thousands) 215,000 square foot multi - tenant Leasing Pipeline of six new leases and executed letters of intent that are expected to add $1.6 million of new annual rent Leasing Commentary x In the fourth quarter, AFIN’s Advisor added two dedicated multi - tenant asset managers who will focus on driving leasing initiati ves and key portfolio enhancements » Combined, they bring over 58 years of experience to our team, having previously managed 19 lifestyle shopping centers and mix ed - use projects x AFIN executed four new, long - term, leases for 34,000 SF in the fourth quarter that will add nearly $520,000 of annual rent once rent commences x Multi - tenant Leasing Pipeline of six new leases with executed letters of intent for nearly 215,000 square feet » Leasing Pipeline is expected to add $1.6 million of new, annual rent over a weighted - average lease term of 13 years. If these le ases commence, occupancy will return to comparable levels before any significant impact from COVID - 19 » New 20 - year lease for 109,000 SF with an anchor tenant (2) at The Centrum that will add over $652,000 of annual base rent and 1.5% to multi - tenant occupancy » In discussions with a Fortune 100 tenant to take occupancy of approximately 35,000 SF at an AFIN power center

6% 6% 5% 5% 5% 3% 3% 2% 2% 2% 61% 0% 20% 40% 60% Sanofi Truist Fresenius Medical Mountain Express Americold Stop & Shop Bob Evans Home Depot Dollar General IMTAA Remaining Tenants x 70% of top 20 tenants (2) are actual or implied Investment Grade rated with 1.1% weighted average annual Rent Escalators x Top 20 tenants are 58 % service retail focused (2) 2% 3% 4% 5% 5% 10% 3% 1% 2% 2% 3% 60% 0% 10% 20% 30% 40% 50% 60% 70% 2021 2022 2023 2024 2025 Thereafter American Finance Trust, Inc. PORTFOLIO TENANT OVERVIEW 1) Ratings information is as of December 31, 2020. Weighted based on annualized straight - line rent as of December 31, 2020. AFIN’s top 20 tenants are 61% actual Investment Grade rated and 9% implied Investment Grade. 2) Weighted based on annualized straight - line rent as of December 31, 2020. Top Ten Tenant Overview (1)(2) Remaining Tenants Moody’s/S&P Credit Rating: 15 A2 Portfolio Lease Expiration Schedule (2) (Total Portfolio) x Single - tenant portfolio features minimal near - term lease expirations with 60% of total portfolio leases expiring after 2025 x AFIN’s multi - tenant portfolio features minimal, staggered, near - term lease expirations through 2025 Multi - Tenant Properties – 4.7 years weighted average lease term remaining Single - Tenant Properties – 10.5 years weighted average lease term remaining A1 Ba1* Baa3 Baa1* Ba3* A2 Ba3* Baa3 Baa2 *Represents Moody’s Implied Rating.

16 American Finance Trust, Inc. AFIN’s superior high - quality portfolio is supported by a long - termed and prudent capital structure 2020 Refinancings Pushed Substantial Maturities Past 2024 (1) Capitalization Highlights Weighted Average Interest Rate and Debt Maturity CAPITALIZATION OVERVIEW Key Debt Metrics Metric Q4’2020 Q4’2019 Interest Coverage Ratio (2) 3.0x 2.8x Fixed Rate Debt (3) 82.6% 79.9% Weighted - Average Interest Rate (4) 3.8% 4.3% Weighted - Average Debt Maturity (4) 4.8 Years 3.8 Years 3.8 Years 3.5 Years 3.3 Years 5.0 Years 4.8 Years 4.3% 4.2% 3.8% 3.8% 3.8% 0 1 2 3 4 5 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% Q4'2019 Q1'2020 Q2'2020 Q3'2020 Q4'20 x $1 million decrease in Q4’20 interest expense supported by lower effective interest rates on the $715 million CMBS and $125 million Sanofi refinancings completed in Q3’20. x Completed a $86 million Series C Preferred Stock offering at a lower dividend rate than the outstanding Series A Preferred Stock x Year over year, the Company’s weighted average interest rate and debt maturity improved to 3.8% and 4.8 years respectively Note: Metrics as of the end of and for the three months ended December 31, 2020 unless otherwise indicated . 1) Based on total debt outstanding as of December 31, 2020 and December 31, 2019. For purposes of the revolving credit facility, th e chart uses debt outstanding under the facility at such date and not the total commitment. 2) The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortizat ion of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the qu arter ended December 31, 2020 or the quarter ended December 31, 2019. Adjusted EBITDA and cash paid for interest are Non - GAAP metrics. See a ppendix for Non - GAAP reconciliations. 3) Includes floating rate debt fixed by swaps. 4) Weighted based on the outstanding principal balance of debt as of December 31, 2020. 32% 12% 20% 1% 32% 0% 6% 16% 1% 77% 2020 2021 2022 2023 2024 Thereafter Percent of Debt Maturing (Q4'19) Percent of Debt Maturing (Q4'20)

Q4 2020 FINANCIAL HIGHLIGHTS

American Finance Trust
The Necessity Retail REIT

AFIN continues to actively manage its capital structure by locking in long-term debt fixed at low interest rates to support continued earnings and portfolio growth

Debt Capitalization	($mm)
Single-Tenant Mortgages	$1,263
Multi-Tenant Mortgages	$266
Total Secured Debt	**$1,529**
Revolving Credit Facility	$281
Total Unsecured Debt	**$281**
Total Debt	**$1,810**
Weighted Average Interest Rate[1]	**3.8%**

Earnings Summary *($ mm)*	Q4'20	Q4'19
Net loss Attributable to Common Stockholders	($4.7)	($4.8)
NOI[2][4]	$64.0	$61.9
Cash NOI[2][4]	$58.7	$57.7
Funds from Operations (FFO)[2][5]	$25.5	$22.4
Adjusted Funds from Operations (AFFO)[2][5]	$26.1	$25.2
Funds from Operations (FFO)[2][5] per Share	$0.23	$0.21
Adjusted Funds from Operations (AFFO)[2][5] per Share	$0.24	$0.24
Weighted Average Basic and Diluted Shares Outstanding	108.4	107.3

Key Capitalization Metrics	($mm)
Net Debt[2][3]	$1,707
Gross Asset Value[2]	$4,247
Net Debt[3] / Adjusted EBITDA[4][5]	**8.1x**
Net Debt[3] / Gross Asset Value[2]	**40.2%**

Q4'20 Net Loss and AFFO and Q1'21 Common Stock Dividends Declared[6] *($mm)*



$26.1
$23.1
($4.7)
Net Loss
Common Stock Dividends
AFFO

Note: Metrics as of the end of and for the three months and year ended December 31, 2020. See Definitions in the appendix for a full description of capitalized terms.

1) Weighted average interest rate based on balance outstanding as of December 31, 2020.
2) See Definitions in the appendix for a full description.
3) Excludes the effect of deferred financing costs, net and mortgage premiums, net.
4) Adjusted EBITDA is annualized based on Q4 2020 results.
5) See appendix for Non-GAAP reconciliations.
6) On August 27, 2020, the board of directors approved a change in the Company's Class A common stock dividend policy and anticipates paying future dividends on a quarterly basis in arrears on the 15th day of the first month following the end of each fiscal quarter.

American Finance Trust, Inc. 17

American Finance Trust, Inc. 18 EXPERIENCED MANAGEMENT Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Katie Kurtz Chief Financial Officer, Treasurer and Secretary ▪ Currently serves as chief financial officer of Healthcare Trust, Inc. ▪ Previously served as chief financial officer at New York City REIT, Inc., American Realty Capital - Retail Centers of America, Inc ., Business Development Corporation of America II and Crossroads Capital, Inc. (formerly BDCA Venture, Inc.). ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Mrs. Kurtz began her career at PricewaterhouseCoopers, LLP and is a certified public accountant in New York State Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions

American
Finance Trust
The Necessity Retail REIT

EXPANDED MULTI-TENANT ASSET MANAGEMENT TEAM

In the fourth quarter, AFIN's Advisor added two dedicated multi-tenant asset managers that will focus on driving leasing initiatives and key portfolio enhancements

AFIN's Advisor added two dedicated multi-tenant asset managers that are supported by a dedicated accounting team and will focus on driving leasing initiatives and key portfolio enhancements

- Regional capabilities and local market knowledge
- 58 years of combined multi-tenant asset management experience
- Resources from $12 billion asset manager

AFIN's dedicated asset managers will function as the direct contact and service providers for all multi-tenant retail properties:

- Day-to-day property management services
- COVID-19 Approved Agreement negotiations
- Leasing services
- Portfolio oversight



Donald Foster
Vice President, Regional Asset Management

- ✓ Mr. Foster has over 38 years of retail asset and property management, leasing and marketing experience.
- ✓ Mr. Foster will oversee the growth strategy for all multi-tenant retail assets for the eastern half of U.S multi-tenant portfolio.



Stephanie Drews
Vice President, Regional Asset Management

- ✓ Ms. Drews has over 20 years of retail asset management, leasing and finance experience.
- ✓ Ms. Drews will oversee the growth strategy for all multi-tenant retail assets for the western half of U.S multi-tenant portfolio.

American Finance Trust, Inc. 19

Confidential – Not for Distribution 20 20 Legal Notices

DISCLAIMERS

American Finance Trust
The Necessity Retail REIT

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Company's subsequent Quarterly Reports on Form 10-Q and in future filings with the SEC. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. This presentation also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 6, 2020, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 5, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the SEC. These and other factors could cause results to differ materially from those expressed in these publications and reports.

This presentation contains estimates and information concerning the Company's industry and the Company's peer companies that are based on industry publications, reports and peer company public filings. The Company has not independently verified the accuracy of the data contained in these industry publications, reports and peer company public filings. These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information.

The majority of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. The Company's revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by these types of deferrals. In addition, since the Company currently believes that these deferral amounts are collectable, they have been excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals. Conversely, for abatements where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly, reduced its AFFO.

American Finance Trust, Inc. 21

FORWARD-LOOKING STATEMENTS

American Finance Trust
The Necessity Retail REIT

This presentation contains COVID-19 information and may not be indicative of any future period. The impact of the COVID-19 pandemic on our rental revenue for the first quarter of 2021 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. Forward-looking statements speak as of the date they and, we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses.
- Provisions in our credit facility may limit our ability to pay dividends on our Class A common stock, Series A Preferred Stock and Series C Preferred Stock and currently prohibit us from repurchasing shares.
- If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources.
- Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes.
- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
- Inflation may have an adverse effect on our investments.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.
- Our tenants may not be diversified including by industry type or geographic location.
- The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.
- We depend on our Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations.
- All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with our Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
- We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances.
- We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future.
- The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
- Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
- We may fail to continue to qualify as a REIT.

American Finance Trust, Inc. 22

Confidential – Not for Distribution 23 23 Appendix

American Finance Trust, Inc. 24 DEFINITIONS AFFO : In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to the litigation arising out of AFIN's 2017 merger with American Realty Capital - Retail Centers of America, Inc . (the “Merger”) . These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us . Insurance reimbursements are deducted from AFFO in the period of reimbursement . We believe that excluding the litigation costs and subsequent insurance reimbursements litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business . Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred financing costs, straight - line rent, and share - based compensation related to restricted shares and the 2018 outperformance agreement with the Advisor from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance . By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . Please refer to our Form 10 - Q for further details on our calculation of AFFO . Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . Weighted average cap rates are based on square feet unless otherwise indicated . Cash Cap Rate : For acquisitions, cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease . For dispositions, cash cap rate is a rate of return based on the annualized cash rental income of the property to be sold . For acquisitions, cash cap rate is calculated by dividing the annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . For dispositions, cash cap rate is calculated by dividing the annualized cash rental income by the contract sales price for the property . Weighted average cash cap rates are based on square feet unless otherwise indicated . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter prior to a Deferral Agreement or rent credit (see slide 6 for further information) . Executed Occupancy : Includes Occupancy as of December 31 , 2020 as defined below as well as all leases fully executed by both parties as of December 31 , 2020 where the tenant has yet to take possession as of such date . Experiential Retail : We define Experiential Retail as multi - tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper") . The White Paper defines FFO as net income or loss computed in accordance with GAAP excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non - controlling interest to arrive at FFO attributable to stockholders . Our FFO calculation complies with NAREIT's definition . GAAP : Accounting principles generally accepted in the United States of America Gross Asset Value : Total assets of $ 3 . 6 billion plus accumulated depreciation and amortization of $ 639 . 4 million as of December 31 , 2020 .

DEFINITIONS (CONTINUED)

American Finance Trust
The Necessity Retail REIT

Investment Grade: As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of December 31, 2020. Single-tenant portfolio tenants are 50% actual investment grade rated and 12% implied investment grade rated.

Leasing Pipeline: Includes (i) all leases fully executed by both parties as of January 31, 2021, but after December 31, 2020 and (ii) all leases under negotiation with an executed LOI by both parties as of January 31, 2021. Leasing pipeline of 215,000 square feet, includes six new leases totaling approximately 220,000 square feet, net of one lease termination for 5,000 square feet during this period. There can be no assurance that such leases will commence on their current terms, or at all. Leasing pipeline should not be considered an indication of future performance.

Liquidity: As of December 31, 2020, the Company had $102.9 million in cash and cash equivalents, and $126.0 million available for future borrowings under the Company's credit facility. The credit facility currently requires the Company to maintain a combination of cash, cash equivalents and amounts available for future borrowings under the credit facility of not less than $100.0 million, which could limit the Company's ability to incur additional indebtedness and use cash that would otherwise be available to the Company. The July credit facility amendment is designed to provide the Company with additional flexibility to continue addressing the adverse impacts of the COVID-19 pandemic. See the Current Report on Form 8-K filed by the Company on July 28, 2020 for further details.

LOI: Means a non-binding letter of intent.

Necessity-Based: AFIN definition of Necessity-Based includes properties leased to Service Retail and/or Experiential Retail tenants.

Negotiation: Represents active tenant discussions where no Deferral Agreement has yet been reached. There can be no assurance that these negotiations will be successful and will lead to Deferral Agreements on favorable terms, or at all.

Net Debt: Total debt of $1.8 billion less cash and cash equivalents of $102.9 million as of December 31, 2020.

Net Debt / Adjusted EBITDA: Represents ratio of net debt as of December 31, 2020 of $1.7 billion, to the Company's calculation of its adjusted earnings before interest, tax, depreciation and amortization ("EBITDA") multiplied by four for the three months ended December 31, 2020.

Net Leverage: Represents "Net Debt" as defined above divided by "Gross Asset Value" as defined above shown as a percentage.

NOI: Defined as a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net (loss).

Occupancy: Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated.

PSA: Means a definitive purchase and sale agreement.

Remaining Lease Term: Represents the outstanding tenant lease term. Weighted based on annualized straight-line rent as of the date or period end indicated.

Rent Escalators: Represents contractual increases of base rent. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases. Annual averages are weighted based on annualized straight-line rent as of December 31, 2020.

Service Retail: AFIN definition of Service Retail includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, healthcare, and auto services sectors.

Traditional Retail: AFIN definition of Traditional Retail includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores, and home improvement.

American Finance Trust, Inc. 25

Three Months Ended December 31, 2020 December 31, 2019 (Unaudited) (Unaudited) EBITDA: Net income (loss) $ (4,677) $ (1,329) Depreciation and amortization 32,730 31,802 Interest expense 19,689 18,990 EBITDA 47,742 49,463 Impairment of real estate assets 1,408 — Acquisition, transaction and other costs 241 3,022 Equity - based compensation 3,343 3,211 Gain on sale of real estate investments — (4,519) Other income (20) (367) Gain (loss) on non - designated derivatives 9 — Adjusted EBITDA 52,723 50,810 Asset management fees to related party 7,088 6,777 General and administrative 4,179 4,300 NOI 63,990 61,887 Amortization of market lease and other intangibles, net (1,216) (1,307) Straight - line rent (4,060) (2,847) Cash NOI $ 58,714 $ 57,733 Cash Paid for Interest: Interest expense $ 19,689 $ 18,990 Amortization of deferred financing costs, net and change in accrued interest (2,362) (2,394) Amortization of mortgage discounts and premiums on borrowings 456 1,344 Total cash paid for interest $ 17,783 $ 17,940 American Finance Trust, Inc. 26 NON - GAAP RECONCILIATIONS Non - GAAP Measures Amounts in thousands

Three Months Ended December 31, 2020 December 31, 2019 (Unaudited) (Unaudited) Funds from operations (FFO): Net income (loss) attributable to common stockholders (in accordance with GAAP) $ (8,603) $ (4,827) Impairment of real estate investments 1,408 — Depreciation and amortization 32,730 31,802 Gain on sale of real estate investments — (4,519) Proportionate share of adjustments for non - controlling interest to arrive at FFO (54) (44) FFO attributable to common stockholders 25,481 22,412 Acquisition, transaction and other costs 241 3,022 Legal fees and expenses – COVID - 19 Lease Disputes 11 — Litigation cost reimbursement related to the Merger — (316) Amortization of market lease and other intangibles, net (1,216) (1,307) Straight - line rent (4,060) (2,119) Straight - line rent (rent deferral agreements) 358 — Amortization of mortgage premiums on borrowings (456) (1,344) Loss on non - designated derivatives 9 — Equity - based compensation 3,343 3,211 Amortization of deferred financing costs, net and change in accrued interest 2,362 2,394 Proportionate share of adjustments for non - controlling interest to arrive at AFFO — (5) AFFO attributable to common stockholders $ 26,073 $ 24,632 Weighted - average common shares outstanding 108,436 107,287 Net income (loss) per share attributable to common stockholders — Basic and Diluted $ (0.08) $ (0.04) FFO per common share $ 0.23 $ 0.21 AFFO per common share $ 0.24 $ 0.24 Dividends declared $ — $ 29,468 American Finance Trust, Inc. 27 NON - GAAP RECONCILIATIONS Non - GAAP Measures Amounts in thousands, except per share data